Exhibit 10.34

CFO AGREEMENT

This CFO AGREEMENT is dated as of February 1, 2022 (this “Agreement”), and is by and between BIOLIFE4D Corporation, a Delaware corporation, (the “Company”), and Wesley Ramjeet (the “Consultant”).

WHEREAS, the Board of Directors of the Company desires to engage Consultant to provide consulting services, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Consulting Services. The Company, through the action of its Board of Directors (the “Board”), hereby engages the Consultant, and the Consultant will serve the Company, as a consultant. During the term of this Agreement, the Consultant will serve as the non-employee chief financial officer (“CFO”) of the Company on a part-time basis. The Company confirms that the Consultant has been duly appointed as the CFO of the Company and will remain as an executive officer of the Company during the term of this Agreement.

Duties

The Consultant will perform all duties typically required of a Chief Financial Officer, including, but not limited to accounting oversight for the preparation of the Company’s pending registration statement which includes responding to comments of the United States Securities and Exchange Commission (the “SEC”) and quarterly and annual financial statements to be filed with the SEC.

The Consultant will report directly to the CEO.

The Company will accept and maintain all responsibility for its day-to-day accounting and bookkeeping functions and the Company further warrants that it is in full compliance with all of its corporate income taxes and/or payroll tax requirements and/or filings and will continue to provide for and will timely make all future tax payments required by the Company.

Term	This engagement shall commence upon execution of this Agreement and shall continue in full force and effect for a period of two years. The Agreement may be extended thereafter by mutual agreement unless terminated earlier by operation of and in accordance with this agreement.

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Compensation

As compensation for the services rendered pursuant to this Agreement, Company shall pay Consultant $5,000 upon execution of this Agreement which shall constitute the first month’s compensation and then $5,000 per month for the next 23 months (unless this Agreement is terminated) for up to 20 hours of services per month. Any additional time over 20 hours per month shall be billed at $350 per hour.

In addition, the Consultant shall be granted 2,000 shares of the Company’s common stock pursuant to the Company’s 2021 Restricted Stock Plan at the end of each month this Agreement is in force. All securities issued to the Consultant shall be subject to the same restrictions and lock-ups imposed on other officers of the Company.

2.	Expenses. During the term of this Agreement, the Consultant shall bill, and the Company shall reimburse the Consultant for reasonable and pre-approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder.

3.	Indemnification: The Company agrees to defend, indemnify (including, without limitation, by providing for the advancement of expenses and reasonable attorneys’ fees) and hold harmless the Consultant for any and all acts taken or omitted to be taken by the Consultant hereunder (except for bad faith, gross negligence or willful misconduct) as if the Consultant was an officer of the Company as provided in the charter and bylaws of the Company in accordance with the same terms, conditions, limitations, standards, duties, rights and obligations as an officer. The provisions of this Section shall survive any termination of this Agreement.

4.	Termination. Either party may terminate this Agreement at any time by 30 days written notice to the other party.

5.	Independent Contractor. This Agreement shall not render the Consultant an employee, partner, agent of, or joint venture with the Company for any purpose. The Consultant is and will remain an independent contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

6.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

7.	Choice of Law. The laws of the state of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

8.	Arbitration. Any controversies arising out of the terms of this Agreement, or its interpretation shall be heard in Cook County, Illinois, in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

9.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

10.	Assignment. The Consultant shall not assign any of his rights under this Agreement or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

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11.	Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

If to the Consultant:	Wesley Ramjeet 8108 Woodslanding Trail West Palm Beach, FL 33411 wesley@ppmtgroup.com
If to the Company:	Steven Morris, CEO BIOLIFE4D Corporation 250 Parkway Drive Suite 150 Lincolnshire, IL 60069 smorris@biolife4d.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

12.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto

13.	Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

14.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

15.	Attorneys’ Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court or determined by an arbitrator.

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

BIOLIFE4D Corporation		Wesley Ramjeet

	/s/ Steven Morris		/s/ Wesley Ramjeet
By:	Steven Morris	By:	Wesley Ramjeet
Its:	Chief Executive Officer

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